UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):    June 29, 2007

TECHNOCONCEPTS INC.
 (Exact name of Company as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	333-90682 (Commission File Number)	84-1605055 (IRS Employer Identification No.)

 6060 Sepulveda Blvd., Suite 202, Van Nuys, CA  91411
(Address of principal executive offices)       (Zip Code)

Company's telephone number, including area code     (818) 988-3364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective as of June 29, 2007, TechnoConcepts Inc. (the "Company") entered into a Note and Warrant Purchase Agreement (the "Loan Agreement") with Vision Opportunity Master Fund, Ltd. and Dynamic Decisions Growth Premium and Dynamic Decisions Strategic Growth Opportunities (collectively, the "Investors"). Pursuant to the terms of the Loan Agreement, the Company has received loans and loan commitments in the aggregate principal amount of $3,000,000 (before the payment of related fees and expenses). The funds will be used to continue the Company's program toward commercialization of its True Software Radio™ technology and to meet short term working capital needs. To secure the Company's obligations under the Loan Agreement, the Company granted a security interest in all of its assets (including, without limitation, its intellectual property) in favor of the Investors, subordinated to the Company’s existing Convertible Debentures and certain account receivable facilities. The security interest terminates upon payment or satisfaction of all of the Company's obligations under the Loan Agreement.

Pursuant to the Loan Agreement, the Company is issuing to the Investors its secured subordinated promissory notes in the aggregate principal amount of $3,000,000 (the "Notes"), which carry a 10% annual rate of interest on the principal amount of the loan. The Notes will mature on the date (the "Maturity Date") that is the earlier of (i) December 29, 2007, or (ii) the date on which the Company consummates the closing of the Company’s next equity financing resulting in at least $6,000,000 in gross proceeds. The Notes are to be sold in two separate Closings (each a “Closing”). The initial Closing took place on June 29, 2007, with an aggregate investment of $2,000,000. The second Closing is expected to take place on or before August 1, 2007, provided that the Company has not closed a financing for the sale of its debt or equity securities prior to such date; the second Closing may be up to an aggregate principal amount of $1,000,000.

Under the terms of the Notes, the holders may declare the Notes immediately due and payable upon the occurrence of any of the following events of default, among others: (i) the Company fails to make any principal or interest payments on the date such payments are due and such default is not fully cured within three (3) business days after the occurrence thereof; or (ii) the Company fails to make the payment of any fees and/or liquidated damages under the Notes or the Loan Agreement; or (iii) the Company's material breach of any of the covenants or conditions made in the Loan Agreement, the Note or the other transaction documents.

In connection with its entry into the Loan Agreement, the Company is also issuing to the Investors warrants to purchase up to an aggregate of 2,000,000 shares of the Company's common stock with no par value (the "Common Stock") at an initial per share exercise price of $1.90 (the "Loan Warrants"), which are exercisable until June 29, 2014. The exercise price of the Loan Warrants is subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger or, under certain circumstances, if prior to the expiration of exercise period, the Company sells equity securities (or securities convertible or exercisable into equity securities) at a lower per share exercise price. The holders of the Loan Warrants are entitled to exercise the warrants on a cashless basis at any time following the first anniversary of issuance if, at the time of exercise, there is no effective registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Loan Warrants.

The Company has granted the Investors piggy-back registration rights with respect to the shares of Common Stock issuable upon the exercise of the Loan Warrants.

Pursuant to the terms of the Loan Agreement, the Board of Directors of the Company shall adopt resolutions authorizing the formal establishment of a committee, consisting solely of independent board members to conduct a search for a new Chief Executive Officer of the Company.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The Company believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as transactions not involving a public offering.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 8.01 OTHER EVENTS.

On July 6, 2007, the Company, doing business as Terocelo Inc., issued a press release announcing the Company’s entering into the Loan Agreement and the related transactions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant to Purchase Shares of Common Stock of TechnoConcepts Inc., dated as of June 29, 2007.

4.2	Form of Secured Promissory Note of TechnoConcepts Inc., dated as of June 29, 2007.

10.1
Note and Warrant Purchase Agreement by and among TechnoConcepts, Inc. Vision Opportunity Master Fund, Ltd. and Dynamic Decisions Growth Premium and Dynamic Decisions Strategic Growth Opportunities, dated as of June 29, 2007.

10.2	Escrow Agreement by and among TechnoConcepts Inc., Vision Opportunity Master Fund, Ltd., Dynamic Decisions Growth Premium, and Kramer Levin Naftalis & Frankel LLP, dated as of June 26, 2007.

10.3	Security Agreement, by and among TechnoConcepts Inc. and Vision Opportunity Master Fund, Ltd. And Dynamic Decisions Growth Premium, dated as of June 29, 2007.

10.4	Placement Agent Agreement, dated June 29, 2007, between TechnoConcepts Inc., Westminster Securities Corporation, and Tripoint Global Equities, LLC.

99.1	Press release issued by TechnoConcepts, Inc. on July 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007
TECHNOCONCEPTS, INC. (Registrant)

	By:	/s/ Michael Handelman
Michael Handelman
Chief Financial Officer